UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15( d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2015

Bulova Technologies Group, Inc.

(Exact name of registrant as specified in its character)

FLORIDA	000-9358	83-0245581
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Id#)
Incorporation or Organization)

12645 49111 Street North

Clearwater, Florida 33762

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including are code: (727) 536-6666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b ))

[] Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c ))

Item 1.01 Entry into Material Definition Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On March 4, 2015 Bulova Technologies Group, Inc. (the "Company") closed a transaction whereby it borrowed Four Million Dollars ($4,000,000) in exchange for a convertible secured promissory note (“Note”), together with detachable immediately exercisable 10 year warrants (the "Warrants") to purchase up to 12,000,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock") at an exercise price of $.02 per share.

The Note matures on February 5, 2021 and bears interest at seven percent (7%), which is payable quarterly. The full amount of the unpaid balance of the Note is payable upon a Change of Control Event as defined in the Note, which is attached as an exhibit.

The Note is convertible into shares of the Company’s common stock at the following conversion rates:

●	From 181 days after the date of the Note through the balance of
Year 1 - $.10/share
●	Year 2 - $.20/share
●	Year 3 - $.30/share
●	Year 4 - $.40/share
●	Year 5 - $.50/share

The Company also issued additional warrants to purchase up to 10,000,000 shares of common stock on the same terms as the Warrants, in exchange for subordination of certain security interests in the Company's assets held by existing shareholders. The debt underlying the security interests was also made convertible into shares of the Company's common stock upon the same terms as provided to the lender of the Four Million Dollars ($4,000,000).

All of the entities involved in the acquisition of the securities in connection with the transactions were accredited investors as such term is defined in Rule 502 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act") and relied on the exemptions provided under Section 4(a)(2) of the Securities Act. There were no placement agent fees or commissions in connection with this transaction.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)- Exhibits

10.1 Secured Convertible Note and Warrant Purchase Agreement

10.2 Form of Warrant

10.3 Form of Secured Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bulova Technologies Group, Inc.

(Registrant)

Date: April 17, 2015	By:	/s/ Michael J. Perfetti
Name: Michael J. Perfetti
Title: Chief Financial Officer

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